Exhibit 8.1

2001 ROSS AVENUE	ABU DHABI	HOUSTON
DALLAS, TEXAS	AUSTIN	LONDON
75201-2980	BEIJING	MOSCOW
	BRUSSELS	NEW YORK
TEL +1	DALLAS	PALO ALTO
214.953.6500	DUBAI	RIO DE JANEIRO
FAX +1	HONG KONG	RIYADH
214.953.6503		WASHINGTON
www.bakerbotts.com

August 1, 2014

Blueknight Energy Partners, L.P.

BKEP Finance Corporation

Subsidiary Guarantors Listed on Schedule A of the Form S-3

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

Ladies and Gentlemen:

We have acted as counsel for Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), BKEP Finance Corporation, a Delaware corporation, BKEP Operating, L.L.C., a Delaware limited liability company, BKEP Management, Inc., a Delaware corporation, BKEP Crude, L.L.C., a Delaware limited liability company, BKEP Pipeline, L.L.C., a Delaware limited liability company, BKEP Materials, L.L.C., a Texas limited liability company, BKEP Asphalt, L.L.C., a Texas limited liability company, Blueknight Motor Carrier LLC, a Delaware limited liability company, BKEP Sub, L.L.C., a Delaware limited liability company, BKEP Services LLC, a Texas limited liability company, and Knight Warrior LLC, a Texas limited liability company, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the foregoing parties from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $400,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (“Common Units”); (ii) partnership securities representing limited partner interests or additional equity interests in the Partnership (“Partnership Securities”); (iii) debt securities, which may be senior debt securities or subordinated debt securities (the “Debt Securities”), (iv) guarantees of Debt Securities, (v) warrants to purchase Common Units, Partnership Securities or Debt Securities and (vi) rights to purchase Common Units, Partnership Securities or Debt Securities.

We hereby confirm that all statements of legal conclusions, but not statements of factual matters, contained in the section entitled “Material Federal Income Tax Consequences” constitute the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of (i) the Partnership’s and its general partner’s statements, covenants, and representations contained in the Registration Statement, (ii) a representation letter provided to us by the Partnership in support of this opinion, and (iii) other information provided to us by the representatives of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.